EXHIBIT 99.1

Boston Private Financial Holdings, Inc.
Annual Executive Incentive Plan

SECTION 1-PURPOSE

The Boston Private Financial Holdings, Inc. Annual Incentive Plan (the “Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of Boston Private Financial Holdings, Inc. (the “Company”) toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives.

SECTION 2-DEFINITIONS

“Board” means the Company’s Board of Directors.

A “Change of Control” shall mean the occurrence of any one of the following events:

(i)any “person” (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”)) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan or trust of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing at least 50 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii)persons who, as of January 1, 2016, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director of the Company subsequent to January 1, 2016 whose election or nomination for election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board; or

(iii)the consummation of (A) any consolidation or merger of the Company or its subsidiaries where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of voting securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of voting securities (other than pursuant to a stock split, stock dividend or similar transaction, or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding voting securities, then a “Change of Control” should be deemed to have occurred for purposes of the foregoing clause (i).
“Committee” means the Compensation Committee of the Board.
“Company” means Boston Private Financial Holdings, Inc.

“Participant” means each executive officer of the Company designated by the Committee to participate herein with respect to a Performance Period.

“Performance Period” means each fiscal year.

“Plan” means the Boston Private Financial Holdings, Inc. Annual Executive Incentive Plan, as set forth herein and as may be amended from time to time.

“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated there under (including any proposed regulations).

SECTION 3-ADMINISTRATION

The Plan shall be administered by the Committee, which consists of at least two non-employee directors, each of whom satisfies the requirements for an “outside director” as that term is defined under Section 162(m). The Committee shall have the sole authority and discretion to administer and interpret the Plan in good faith to satisfy the requirements for tax deductibility of payments in accordance with Section 162(m). Such authority includes selection of the performance criterion or criteria for any applicable fiscal year and any Participant. Decisions of the Committee shall be final, conclusive and binding on all parties including the Company, its stockholders and Participants and their beneficiaries.

SECTION 4-PERFORMANCE AWARDS

4(a)    Performance Criteria. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the target performance award for each Participant and the performance objective or objectives that must be satisfied in order for a Participant to receive a performance award hereunder for such Performance Period. Any such performance objectives will be based upon the absolute or comparative achievement of one or more of the following criteria, as determined by the Committee: growth in earnings, growth in pre-tax, pre-provision income; overall earnings/income level; operating income; net income (before and after taxes); EBITDA; earnings per share; cash earnings per share; growth in earnings per share; pre-tax pre-provision income; operating loss containment; revenue; growth in overall revenue; return measures (including, but not limited to, assets, equity, invested capital or sales); stock price (including, but not limited to, growth measures and total stockholder return); operating leverage; cash flow (including, but not limited to, operating cash flow and free cash flow); credit quality and credit metrics including, but not limited to, net charge offs/average loans and non-performing assets/total assets; loan loss reserve; reduction in non-performing assets; reduction in criticized or classified assets; efficiency ratio; gross margins; capital strength; financial or credit ratings; assets under management (AUM) metrics including, but not limited to net AUM flows and gross AUM flows; balance sheet measures, including, but not limited to loan growth and deposit growth; market to book ratio; risk management and regulatory compliance; client service, cross sales, employee engagement and strategic management.

4(b)    Maximum Awards Allowable. At the end of the Performance Period for an award, the Committee will determine the extent to which the performance objectives established for the Performance Period have been achieved and determine the payout of the performance award for each Participant. Any provision of this Plan notwithstanding, in no event shall any Participant receive a performance award hereunder in respect of any Performance Period in excess of amounts listed on the following schedule:

Participant            Maximum Award
Chief Executive Officer         $4,000,000
All others            $2,000,000

4(c)    Negative Discretion. Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee, at its sole discretion may reduce the amount of a performance award determined using the applicable payment schedule(s) or formula(s) for a given Participant.

4(d)    Death or Disability. If a Participant dies or becomes disabled prior to the last day of the Performance Period for which a performance award is payable, such Participant may receive a performance award hereunder equal to their target award payable to such Participant multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or disability occurs prior to and including the date of the Participant’s death or disability and the denominator of which is the total number of days in the Performance Period, or such lesser amount as the Committee may deem appropriate.

4(e)    Employment Requirement. Except as set forth in Section 4(d), the payment of any performance award shall be conditioned upon the Participant’s employment by the Company on the day the performance award is paid; provided, however, that the Committee may, in its sole discretion, make exceptions to this requirement.

4(f)    Change of Control. In the event of a Change of Control, the Committee (as constituted immediately prior to the Change of Control) shall, in its sole discretion, determine whether and to what extent the Performance Criteria and objective have been met for the Performance Period in which the Change of Control occurs.

4(g)    Forfeiture of Performance Award. Notwithstanding anything herein to the contrary, each Participant shall, in the discretion of the Committee, reimburse the Company for the amount of any performance award received by such individual under the Plan to the extent such performance award or the value of such performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

SECTION 5-PAYMENTS

5(a)    In General. Except as otherwise provided hereunder, payment of any performance award determined under Section 4 with respect to a Performance Period, shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained and the amount of any such performance award. Such payments shall be made during the two and one-half month period immediately after the end of the calendar year during which the relevant Performance Period ends, but in no event later than the December 31 of such subsequent year.

5(b)    Form of Payment. The Committee shall determine whether any performance award payable under this Plan is payable in cash, or in stock, restricted stock or options.

SECTION 6-GENERAL PROVISIONS

6(a)    Effective Date of the Plan. The Plan shall be effective for the Company’s 2016 fiscal year and for each of the subsequent four fiscal years, unless terminated earlier by the Committee, provided that the Plan is approved by the affirmative vote of a majority of the votes cast at the Company’s 2016 Annual Meeting of the Stockholders.

6(b)    Amendment to the Plan. The Committee may amend or otherwise modify the Plan from time to time as it deems appropriate to service the Plan’s purposes. However, the Committee shall not amend the Plan, without the appropriate approval of stockholders of the Company, if such amendment would result in payments not qualifying for deductibility under Section 162(m) as determined by the Committee in good faith.

6(c)    Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

6(d)    No Right to Continued Employment. Nothing in this Plan shall be construed as conferring upon any participant any right to continue in the employment of the Company.

6(e)    No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company form taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

6(f)    Taxes. Any amount payable to a Participant or a beneficiary under this plan shall be subject to any applicable United States federal, state and local income and employment taxes and any other amounts that the Company is required by law to deduct or withhold from such payment.

6(g)     Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

6(h)    Governing Law. The validity, construction and effect of the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of The Commonwealth of Massachusetts and applicable federal law.

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